UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 23, 2015

IMH Financial Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52611	23-1537126
(Commission File Number)	(IRS Employer Identification No.)

7001 N. Scottsdale Rd., Suite # 2050 Scottsdale, Arizona	85253
(Address of Principal Executive Offices)	(Zip Code)

480-840-8400
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

SRE Loan Extension

On November 23, 2015, IMH Financial Corporation (the “Company”) and SRE Monarch Lending, LLC (“SRE Monarch Lending”) entered into a Fourth Amendment to Loan Agreement (“Fourth Amendment”) extending the maturity date of the Company’s loan from SRE Monarch Lending (“SRE Loan”) from November 23, 2015 to January 22, 2016. SRE Monarch Lending is a related party of Seth Singerman, one of the Company’s directors. The Company paid a fee of $66,667 to SRE Monarch Lending in connection with this extension.
The Fourth Amendment provides the Company with two additional options to extend the maturity date of the SRE Loan. The first option allows the Company to extend the SRE Loan for one month from January 22, 2016 to February 22, 2016 in exchange for an extension fee payable to SRE Monarch Lending in the amount of $33,333. The second option allows the Company to extend the maturity date of the SRE Loan for one additional month to March 23, 2016 in exchange for an extension fee payable to SRE Monarch Lending in the amount of $33,333.

The foregoing description of the Fourth Amendment is not complete and is qualified by reference to the complete agreement which is attached hereto and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibits	Exhibit Description
10.1	Fourth Amendment to Loan Agreement between IMH Financial Corporation, a Delaware corporation and SRE Monarch Lending, LLC, a Delaware limited liability company, dated November 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 30, 2015

IMH FINANCIAL CORPORATION

By:	/s/ Lawrence D. Bain
Lawrence D. Bain Chief Executive Officer